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Exhibit B
PricewaterhouseCoopers LLP
PricewaterhouseCoopers Center
300 Madison Avenue
New York NY 10017
Telephone (646) 471 3000
Facsimile (813) 286 6000
Report of Independent Registered Public Accounting Firm
To Prudential Asset Resources, Inc.:
We have examined management's assertion, included in the accompanying Certification Regarding
Compliance with Applicable Servicing Criteria, that Prudential Asset Resources Inc. (the "Company")
complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange
Commission's Regulation AB for the commercial mortgage securities transactions for BSCMS 2006-
PVVR11, BSCMS 2006-PWR12, BSCMS 2006-PWR13, BSCMS 2006-PWR14, BSCMS 2007-PWR15,
BSCMS 2007-PWR16, BSCMS 2007-PWR17, BSCMS 2007-PWR18, MSCI 2006-IQ12, MSCI 2007-
IQ14, MSCI 2007-IQ15, and MLMT 2006-C2 (the "Platform"), as of December 31, 2007 and for the
year then ended excluding criteria 1122(d)(1)(iii), 1122(d)(3)(i) (C) & (D), 1122(d)(3)(ii), 1122(d)(3)(iii)
and 1122(d)(3)(iv), which the Company has determined are not applicable to the activities performed by them with respect to the servicing platform. As described in management's assertion, for servicing criteria 1122(d)(2)(i), the Company has engaged a vendor to perform the activities required by this servicing criteria. The Company has determined that this vendor is not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company has elected to take responsibility for assessing compliance with the servicing criteria applicable to the vendor as permitted by Interpretation
17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone
Interpretations ("Interpretation 17.06"). As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendor's activities comply in all material respects with the servicing criteria applicable to the vendor.
The Company is solely responsible for determining that it meets the SEC requirements to apply
Interpretation 17.06 for the vendor and related criteria as described in its assertion, and we performed no procedures with respect to the Company's determination of its eligibility to use Interpretation 17.06.
Management's assertion identifies the individual asset-backed transactions defined by management as constituting the Platform. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion based on our examination.
Our examination was conducted in accordance with standards of the Public Company Accounting
Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected asset-
backed transactions that comprise the Platform, testing of selected servicing activities related to the
Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
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In our opinion, management's assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2007 for the Platform is fairly stated, in all material respects.
/s/ PricewaterhouseCoopers LLP
March 10, 2008